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                                                                    Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
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                           9/8/95         Year           Year          Year          Year       Six Months    Six Months
                          Through         Ended         Ended         Ended         Ended         Ended          Ended
                          6/30/96        6/30/97       6/30/98       6/30/99       6/30/00       12/31/99       12/31/00
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                        In Thousands
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
Earnings:
  Pretax income from
  continuing operations   $ 5,057        $ 5,885      $ (29,682)     $(2,125)      $(7,627)     $(11,624)     $(18,031)
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Total fixed charges         1,375          5,343         15,404       18,183        17,850         8,661         9,466
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                           ------         ------         ------       ------        ------        ------        ------
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Total Earnings(1)         $ 6,432       $ 11,228      $ (14,278)     $16,058       $10,223       $(2,963)     $ (8,565)
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                           ======         ======         ======       ======        ======        ======        ======
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Fixed Charges:
 Interest expense,
 Including amortization
 of deferred financing
 fees                     $   687       $  4,179      $  13,405      $16,464       $15,962       $ 7,658      $  8,542
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Interest element
 of rentals(2)                688          1,164          1,999        1,719         1,888         1,003           924
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                           ------         ------         ------       ------        ------        ------        ------
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Total Fixed Charges(1)    $ 1,375        $ 5,343       $ 15,404     $ 18,183      $ 17,850       $ 8,661      $  9,466
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                           ======         ======         ======       ======        ======        ======        ======
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Ratio of Earnings to
  Fixed Charges              4.68           2.10          --            --            --            --            --
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Dollar Deficiency of
  Earnings to Fixed
  Charges(3)                 --            --         $ (29,682)    $ (2,125)     $ (7,627)     $(11,624)     $(18,031)
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         (1) In computing the ratio of earnings to fixed charges: (a) "earnings"
have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consist of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

         (2) The interest portion of rent expense was assumed to be one-third of the total rental expense.

         (3) For the years ended June 30, 2000, 1999 and 1998 and the six months ended 12/31/00 and 12/31/99, earnings are inadequate to cover fixed charges.